UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2026

QXO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38063	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-998-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	QXO	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 5.50% Series B Mandatory Convertible Preferred Stock, par value $0.001 per share	QXO.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Preferred Investment

On January 5, 2026, QXO, Inc. (“QXO” or the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with AP Quince Holdings, L.P., a fund managed by affiliates of Apollo Global Management, Inc. (together with its affiliates, the “Apollo Investor”) and the other investors party thereto (and, together with the Apollo Investor, the “Convertible Preferred Investors”).

Pursuant to the Investment Agreement, on the terms and subject to the conditions set forth therein, the Convertible Preferred Investors committed until July 15, 2026 (the “Initial Commitment Period”) to purchase up to 114,500 shares in the aggregate of a new series of Series C Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), of QXO for an aggregate purchase price of $1,145 million (at a stated value of $10,000 per share) (the “Convertible Preferred Investment”) to fund one or more Qualifying Acquisitions (as defined below), in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The amount committed to be purchased under the Investment Agreement may be increased if other investors become party thereto in accordance with the Investment Agreement. The Initial Commitment Period will be extended with respect to the commitment for a Qualifying Acquisition up to an additional 12 months if a definitive agreement for a Qualifying Acquisition is executed before expiration of the Initial Commitment Period.

The Company intends to use the net proceeds from the Convertible Preferred Investment to fund a portion of the consideration for one or more acquisitions of assets, equity or businesses (or portions thereof) for a purchase price in excess of $1.5 billion or as otherwise determined by the Company (each, a “Qualifying Acquisition”) and related fees and expenses. The Convertible Preferred Investment is subject to customary closing conditions, including, among others: (i) the continued accuracy of certain representations and warranties contained in the Investment Agreement; (ii) the performance in all material respects by each party of its respective covenants and agreements under the Investment Agreement; (iii) the expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and (iv) the substantially concurrent closing of such Qualifying Acquisition.

Designation of Series C Preferred Stock

The Series C Preferred Stock to be issued will have the designations, rights, preferences, powers, restrictions and limitations set forth in the Certificate of Designations, Preferences and Rights of Series C Convertible Perpetual Preferred Stock, a form of which is included as Exhibit B to the Investment Agreement (the “Certificate of Designations”). The Series C Preferred Stock will rank junior to the Company’s Convertible Perpetual Preferred Stock, pari passu with the Company’s 5.50% Series B Mandatory Convertible Preferred Stock and senior to the Company’s common stock, par value $0.00001 per share (“Common Stock”), with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series C Preferred Stock will have an initial liquidation preference of $10,000 per share (the “Stated Value”).

The holders of the Series C Preferred Stock (each, a “Holder” and collectively, the “Holders”) will be entitled to dividends on the Series C Preferred Stock at a rate of 4.75% per annum. The Holders will be entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis; provided that any such dividends on the Common Stock on an as-converted basis received by Holders will reduce, on a dollar-for-dollar basis, the dividends such Holders are entitled to receive on the Series C Preferred Stock. Dividends on the Series C Preferred Stock will be payable on a quarterly basis in cash and/or by delivery of shares of registered (or freely tradeable) Common Stock, in each case at the sole discretion of the Company. Any dividends not declared and paid in cash or shares of Common Stock on any dividend payment date will accrue and be compounded quarterly in arrears on the then Stated Value of such shares of Series C Preferred Stock on such dividend payment date.

Conversion and Redemption

The Series C Preferred Stock will be, at the option of the holders thereof at any time and from time to time, convertible into Common Stock at an initial conversion price of $23.25 per share of Common Stock, which is subject to customary anti-dilution protections (the “Conversion Price”).

At any time after the second anniversary of the initial issuance of the Series C Preferred Stock (the “Initial Issue Date”), the Company will have the option to require that all or any portion of the then-outstanding shares of Series C Preferred Stock be converted into Common Stock at the then applicable Conversion Price if the closing price per share of Common Stock exceeds (i) from and after the second anniversary and prior to the third anniversary of the Initial Issue Date, 175% of the Conversion Price and (ii) from and after the third anniversary of the Initial Issue Date, 150% of the Conversion Price, in each case, then in effect for at least 20 trading days in any period of 30 consecutive trading days immediately prior to the Holders’ receipt of the conversion notice.

At any time on or following the seventh anniversary of the Initial Issue Date, the Company may redeem all or any portion of the outstanding Series C Preferred Stock at the applicable redemption price (the “Optional Redemption Price”) plus accrued and unpaid dividends thereon. The Optional Redemption Price will be an amount in cash equal to the greater of (a) (i) 107% of the Stated Value, with respect to a redemption date on or following the seventh anniversary of the Initial Issue Date but prior to the eighth anniversary of the Initial Issue Date, (ii) 104% of the Stated Value, with respect to a redemption date on or following the eighth anniversary of the Initial Issue Date but prior to the ninth anniversary of the Initial Issue Date and (iii) 100% of the Stated Value, with respect to a redemption date on or following the ninth anniversary of the Initial Issue Date and (b) the as-converted value.

Upon the occurrence of a fundamental change of the Company (i) in certain circumstances, the Company will be obligated to pay a customary fundamental change make-whole premium on the Series C Preferred Stock converted in connection with such fundamental change by increasing the conversion rate on such Series C Preferred Stock and (ii) the Company will be obligated to offer to redeem all of the Series C Preferred Stock for a price in cash equal to the Stated Value, plus accrued and unpaid dividends thereon.

If required by the rules of the New York Stock Exchange, in no event will the number of shares of Common Stock issued upon conversion of the outstanding shares of Series C Preferred Stock (together with any dividends on the Series C Preferred Stock to be delivered in shares of Common Stock) exceed the number of shares of Common Stock equal to 19.99% of the number of shares of Common Stock issued and outstanding as of immediately prior to the signing date (such limitation, the “Conversion Cap”), unless and until the Company has obtained stockholder approval. In the event the Company is prohibited from issuing shares of Common Stock in connection with a conversion of Series C Preferred Stock as a result of the Conversion Cap, the Company will pay cash on or prior to the applicable share delivery date to such Holder in exchange for the redemption of such number of shares of Series C Preferred Stock held by the Holder that are not convertible as a result of the Conversion Cap at the market price per share of Common Stock on the applicable conversion date.

If stockholder approval is required with respect to the issuance of the Series C Preferred Stock, the Company has agreed to seek such approval at the next annual meeting of stockholders pursuant to the applicable rules and regulations of the New York Stock Exchange (the “Stockholder Approval”) or, if the next annual meeting does not occur before May 31, 2026, the Company has agreed to hold a special meeting by such date for the purpose of obtaining Stockholder Approval. If the Company does not obtain Stockholder Approval at the first meeting, the Company has agreed to seek Stockholder Approval at every subsequent annual meeting until the earlier of the date the Stockholder Approval is obtained or the Series C Preferred Stock requiring such approval is no longer outstanding.

Voting Rights

The Convertible Preferred Investors, as Holders, will be entitled to vote with the holders of the Common Stock on an as-converted basis, voting together as a single class, on all matters presented to the holders of Common Stock, except as required by Delaware law, subject to certain requirements as described in the Investment Agreement.

Restrictions on Transfer

Each Convertible Preferred Investor has agreed to certain restrictions on sale or transfer (other than customary exceptions, including for transfers to affiliates and permitted loans) of shares of the Series C Preferred Stock until April 5, 2027 without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed). In addition, except in connection with a mandatory conversion by the Company, each Convertible Preferred Investor has agreed not to sell or transfer (subject to customary exceptions) any shares of Common Stock issuable upon conversion of the Series C Preferred Stock on any day in an amount greater than 10% of the average daily trading volume of the Common Stock during the immediately preceding 30-trading day period.

Additionally, each Convertible Preferred Investor has agreed not to make any “short sale” (as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934 (“Regulation SHO”)) of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a “short sale” (as defined in Regulation SHO) of, or the purpose of which is to offset the loss which results from a decline in the market price of, any shares of Series C Preferred Stock or Common Stock, or otherwise establish or increase, directly or indirectly, a put equivalent position as defined in Rule 16a-1(h) of the Securities Exchange Act of 1934 (collectively, “Hedging Arrangements”) until April 5, 2027.

Each Convertible Preferred Investor has also agreed, for so long as such Convertible Preferred Investor continues to hold any Series C Preferred Stock (or Common Stock issuable on conversion of such Series C Preferred Stock), not to knowingly, after reasonable inquiry, make transfers of Series C Preferred Stock (or Common Stock issuable on conversion of such Series C Preferred Stock) to Company competitors or certain persons or entities that are otherwise on a list of disqualified holders provided by the Company (the “Disqualified Holders”) without the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

Notwithstanding the foregoing, the Convertible Preferred Investors may sell or transfer shares of the Series C Preferred Stock or shares of Common Stock issuable upon conversion of the Series C Preferred Stock in connection with a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any fundamental change involving the Company or any of its subsidiaries that, in each case, is approved by the board of directors of the Company.

Standstill Restrictions

For 18 months following the Initial Issue Date (the “Standstill Period”), each Convertible Preferred Investor will be subject to certain standstill provisions relating to proxy campaigns, shareholder activism and solicitation of acquisition of the Company, including that it and its affiliates will be restricted, subject to certain exceptions, from acquiring additional shares of Common Stock or other equity securities of the Company. In addition, during the Standstill Period, each Convertible Preferred Investor has agreed not to acquire, offer or seek to acquire, agree to acquire or make a public proposal to acquire, by purchase or otherwise, beneficial ownership of any equity securities of the Company, any securities convertible into or exchangeable for any such equity securities, any options or other derivative securities or contracts or instruments in any way related to the price of such equity securities such that such Convertible Preferred Investor would beneficially own greater than 7.5% of outstanding Common Stock.

Covenants

The Investment Agreement provides that, from the date of the Investment Agreement until the earlier of the funding of all commitments and the commitment outside date, the Company will (i) use reasonable best efforts to operate its business in the ordinary course, and (ii) unless the Apollo Investor otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), not take any other action that, if taken following the Initial Issue Date, would require the prior written consent of the Holders or result in an adjustment to the Conversion Price unless such adjustment is effected in connection with the issuance of the Series C Preferred Stock on the Initial Issue Date.

Registration Rights

The Investment Agreement provides certain registration rights, pursuant to which the Company has agreed to register the resale of the Series C Preferred Stock and Common Stock issuable upon conversion of Series C Preferred Stock. The Company is required to use commercially reasonable efforts to file a prospectus supplement with the Securities and Exchange Commission (“SEC”) covering the resale of the Series C Preferred Stock and Common Stock within 30 business days following the closing of a Qualifying Acquisition. If the Apollo Investor becomes an Affiliate of the Company, the Company has granted the Apollo Investor customary demand registration rights.

The foregoing description of the Series C Preferred Stock, the Certificate of Designations and the Investment Agreement and the transactions contemplated thereby is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, copies of which are filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Convertible Preferred Investment set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Convertible Preferred Investment will be undertaken in reliance upon an exemption from the registration requirements of Section 4(a)(2) of the Securities Act. The Series C Preferred Stock issued pursuant to the Investment Agreement and the Common Stock issuable upon conversion of the Series C Preferred Stock may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 8.01	Other Events.

On January 5, 2026, the Company issued a press release announcing the Convertible Preferred Investment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Investment Agreement, dated as of January 5, 2026, by and among QXO, Inc., AP Quince Holdings, L.P. and the other investors party thereto.

99.1	Press Release, dated January 5, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. QXO agrees to furnish supplementally a copy of any omitted schedule or attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2026

QXO, INC.

By:	/s/ Ihsan Essaid
	Name:	Ihsan Essaid
	Title:	Chief Financial Officer